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                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                                A.C.L.N. LIMITED
             (Exact name of Registrant as specified in its charter)

              CYPRUS                                   NOT APPLICABLE
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                                A.C.L.N. LIMITED
                              166 MECHELSE STEENWEG
                              2018 ANTWERP, BELGIUM
                    (Address of principal place of business)

                             1998 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                   ALDO LABIAD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                A.C.L.N. LIMITED
                              166 MECHELSE STEENWEG
                              2018 ANTWERP, BELGIUM
           (Name, address, and telephone number of principal executive offices and agent for service)

                                   Copies to:

                              LEO SILVERSTEIN, ESQ.
                              BROCK SILVERSTEIN LLC
                          800 THIRD AVENUE, 21ST FLOOR
                          NEW YORK, NEW YORK 10022-4611
                   (212) 371-2000 / (212) 371-5500 (TELECOPY)

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
                                            CALCULATION OF REGISTRATION FEE
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
                                                 PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF SECURITIES TO    AMOUNT TO BE           OFFERING PRICE PER      AGGREGATE OFFERING     AMOUNT OF
BE REGISTERED             REGISTERED (1)         SHARE                   PRICE                  REGISTRATION FEE
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
Ordinary Shares, par
value 0.01 CYP per            80,000                  $10.375(2)              $830,000.00               $219.12
share
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Ordinary Shares, par
value 0.01 CYP per           200,000                   $6.00(2)             $1,200,000.00               $316.80
share
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Ordinary Shares, par
value 0.01 CYP per           420,000(3)               $24.25(4)               $10,185,000             $2,688.84
share
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Total                        700,000                                          $10,430,000             $3,224.76
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

(1) Represents shares issuable upon exercise of outstanding options issued under the A.C.L.N. Limited 1998 Stock Option Plan (the "1998 Plan").

(2) Based on the price at which the options may be exercised pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

(3)  Represent additional shares reserved for issuance under the 1998 Plan.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, based on the average of the high and low prices of the Company's Ordinary Shares as reported on the Nasdaq National Market on March 24, 2000.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING PURSUANT TO RULE 462 UNDER THE SECURITIES ACT.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         The documents containing information specified by Part I of this Form S-8 Registration Statement have been or will be sent or given to participants in the 1998 Plan as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents incorporated by reference according to Item 3 herein are available without charge upon written or oral request.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         A.C.L.N. Limited, a Cyprus corporation (the "Company" or the "Registrant"), hereby incorporates by reference the following documents into this Registration Statement:

         1. The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 1998.

         2. The description of the Ordinary Shares provided in the Company's Registration Statement on Form 8-A, dated June 4, 1998.

         In addition, any documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not required, in as much as the Registrant's Ordinary Shares are registered under Section 12 of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Prior to the consummation of its initial public offering, the Company entered into an indemnification agreement with each of its then-existing officers and directors. Such agreements contain provisions which endeavor to limit the personal liability of the officers and directors, both to the Company and to its shareholders, for monetary damages, including those resulting from breaches of certain of their fiduciary duties as directors and officers of the Company. In particular, such agreements provide that the Company will indemnify such individuals to the fullest extent permitted by the Commercial Laws of Cyprus, as such rights shall from time to time be expanded, against all expense, liability, and loss (including attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by the indemnitee as a result of serving as an officer, director or employee of the Company, any affiliate thereof, or any other entity at the request of the Company. In

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addition, the indemnitee shall be entitled to the advancement of expenses of defending any such action in advance of the final disposition thereof, provided, however, that if the Commercial Laws of Cyprus require, such indemnitee will deliver to the Company an undertaking to repay the amounts so advanced if it is ultimately determined by a final non-appealable judicial decision that such indemnitee is not entitled to be indemnified.

         Notwithstanding any provision of such agreement to the contrary, unless and until the Commercial Laws of Cyprus are amended to broaden the scope of permitted indemnification, the indemnitee will continue to be subject to liability for breach of such indemnitee's duty of loyalty to the Company, acts or omission not in good faith or involving intentional misconduct, knowing violations of the law, and actions leading to improper personal benefit to such indemnitee. The Company maintains directors' and officers' liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index on page II-6.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of

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                         Registration Fee" table in the effective Registration
                         Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
              1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling

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              precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration to be signed on its behalf by the undersigned, thereunto duly authorized, in Antwerp, Belgium on March 24 2000.

                                       A.C.L.N. LIMITED

                                       By: /s/ Aldo Labiad
                                           -------------------------------------
                                           President and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aldo Labiad or Joseph J.H. Bisschops, his true and lawful attorney-in-fact, with power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of A.C.L.N. Limited, any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 24, 2000, by the following persons in the capacities indicated.

    Signatures                         Title
    ----------                         -----

    /s/ Joseph J.H. Bisschops          Chairman of the Board of Directors
    -------------------------
    Joseph J.H. Bisschops

    /s/ Alex de Ridder                 Vice President, Chief Financial Officer
    -------------------------
    Alex de Ridder

    /s/ Michael Doherty                Director
    -------------------------
    Michael Doherty

    /s/ Earl Gould                     Director
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    Earl Gould

    /s/ Charles L. Brock               Director
    -------------------------
    Charles L. Brock

    /s/ Marina Saava                   Director
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    Marina Saava

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                                  EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION
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4.1*          Articles of Association (Exhibit 3.1 to the Company's Registration
              Statement on Form F-1, File No. 333-8052)

4.2* Memorandum of Association (Exhibit 3.2 to the Company's Registration Statement on Form F-1, File No. 333-8052)

5**           Opinion of Economides, Patsalides & Co.

23.1** Consent of Economides, Patsalides & Co. (included in opinion filed as Exhibit 5)

23.2**        Consent of BDO International, independent public accountants

24**          Powers of Attorney (included on signature page hereof)

99* 1998 Stock Option Plan (Exhibit 4.2 to the Company's Registration Statement on Form F-1, File No. 333-8052)

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*  Incorporated by reference herein.
** Filed herewith.

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